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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 3, 2001
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                        Commission File number: 0-19861

                       IMPERIAL CREDIT INDUSTRIES, INC.

             CALIFORNIA                                        95-4054791
             ----------                                        ----------
  (State or other jurisdiction of                            (IRS Employer
   incorporation or organization)                        Identification Number)


               23550 Hawthorne Boulevard, Building 1, Suite 110
                          Torrance, California 90505
                                (310) 373-1704



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Item 5. Other Events.
--------------------

Imperial Credit Industries and Southern Pacific Bank Announce The Appointment of Banking Veteran Richard S. Cupp As Bank Chairman and Chief Executive Officer

Imperial Credit Industries, Inc. (the "Company" or "ICII") (Nasdaq: ICII - news)
                                                                    ----   ----
today announced the appointment of Richard S. Cupp as Chairman, President and CEO of its principal subsidiary, Southern Pacific Bank (the "Bank"). Mr. Cupp will succeed interim President and ICII Board member Michael McGuire, who will be returning to his full-time position as President of Affinity Bank. Mr. Cupp's appointment is subject to non-objection by the Bank's principal regulatory authorities, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. Mr. Cupp was also elected to the Board of Directors of ICII.

Michael Riley, Chairman of ICII, in announcing Mr. Cupp's appointment, said: "We are delighted to have attracted Dick to our Company and the Bank. His many years of experience as the CEO of successful independent financial institutions, as well as his executive positions with large banks, will serve us well in completing our strategy. His track record of successfully returning banks to profitability was a key factor in adding Dick to our team. We are very thankful to Mr. McGuire for stepping in at the critical stage following our June 2001 recapitalization, and believe Dick is the ideal person to navigate the Bank in the final stages of our turnaround and the next phases of our planned growth."

Upon his election, Mr. Cupp remarked, "I'm delighted as well to have the opportunity to serve the shareholders, customers and employees of ICII and Southern Pacific Bank. I believe we have a great opportunity to build on our recent accomplishments and capitalize on the strenghts within the Company."

Mr. Cupp was most recently President and CEO of First Bank of Beverly Hills, FSB, until July 2001. Previously, Mr. Cupp was the President and CEO of HF Bancorp, parent of Hemet Federal Bank, and prior to that position, was President and CEO of Ventura County National Bancorp. His experience also includes executive positions with California Federal Bank and First Interstate Bancorp in corporate and commercial banking. At each of the independent banking institutions, Mr. Cupp improved asset quality, enhanced regulatory relations and sharply improved operating results, producing increases in shareholder value.

General Description of the Company
Imperial Credit Industries, Inc., is the parent company of Southern Pacific Bank, a FDIC insured industrial bank headquartered in Torrance, California. Southern Pacific Bank offers a wide variety of commercial loan and lease products to its borrowers and high yielding certificates of deposit, money market, passbook, and IRA accounts to its depositors. Southern Pacific Bank offers loans through its core lending divisions, including: Coast Business Credit -- specializing in asset-based commercial lending; Imperial Warehouse Finance -- offering residential mortgage repurchase facilities; the Lewis Horwitz Organization --the premier lender to independent film and television production companies; the Income Property Lending Division -- lending to multifamily and commercial property owners; and Southern Pacific BanCapital -- offering equipment leasing to middle market businesses.

Safe Harbor Statement
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate," or "continue" of the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to: the demand for our products; competitive factors in the businesses in which we compete; adverse changes in the securities markets; inflation and changes in the interest rate environment that reduce margins or the fair value of financial instruments; changes in national, regional or local business conditions or economic environments; government fiscal and monetary policies; legislative or regulatory changes that affect our


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business; factors inherent in the valuation and pricing of commercial loans;
other factors generally understood to affect the value of commercial loans and commercial real estate; and the other risks detailed in the Company's 8-K dated May 8, 2001, as filed with the Securities and Exchange Commission (the "SEC"); periodic reports on Forms 10-Q, 8-K and 10-K and any amendments with respect thereto filed with the SEC; and other filings made by the Company with the SEC.

For further information contact: Brad Plantiko, CFO, 1-310-791-8096, or Paul Lasiter, Controller, 1-310-791-8028, both of Imperial Credit Industries, Inc.






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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 4, 2001
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                       IMPERIAL CREDIT INDUSTRIES, INC.


                       By: /s/ Paul B. Lasiter
                           -----------------------------
                           Senior Vice President and Controller